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                                SERV TECH, INC.
                              AMENDED AND RESTATED
                        1989 INCENTIVE STOCK OPTION PLAN


         1. PURPOSE. The purpose of this 1989 Incentive Stock Option Plan (the "Plan") is to provide selected directors, officers, and key employees of Serv-Tech, Inc. (the "Company") and its Affiliates an incentive (i) to join and remain in the service of the Company and its Affiliates, (ii) to maintain and enhance the long-term performance and profitability of the Company and its Affiliates, and (iii) to encourage ownership by the Company's directors, officers, and key employees of Common Stock of the Company.

         2.      DEFINITIONS.

                 (a) "Affiliate" or "Affiliates" means a parent or subsidiary corporation or corporations of the Company as defined pursuant to
         Section 424 of the Code.

                 (b)  "Board" means the Board of Directors of the Company.

                 (c) "Code" means the Internal Revenue Code of 1986, as now or hereafter amended.

                 (d) "Common Stock" means the Company's $.50 par value common stock.

                 (e) "Date of Grant" means the date on which an Option is granted under the Plan.

                 (f) "Fair Market Value" means the fair market value of the Common Stock as determined by the Committee and shall be binding upon the Company and upon the Optionee. The Committee may make such determination of the fair market value (i) in case the Common Stock shall not then be listed and traded upon a recognized securities exchange, upon the basis of the mean between the bid and asked quotations for the Common Stock on the Date of Grant (as reported by a recognized stock quotation service) or, in the event that there shall be no bid or asked quotations on the Date of Grant, then upon the basis of the mean between the bid and asked quotations on the date nearest preceding the Date of Grant if within ten days of the Date of Grant, (ii) in case the Common Stock shall then be listed and traded upon a recognized securities exchange, upon the basis of the mean between the highest and lowest selling prices at which shares of the Common Stock were traded on such recognized securities exchange on the Date of Grant or, if the Common Stock was not traded on the Date of Grant, upon the basis of the mean of such prices on the date nearest preceding the Date of Grant if within ten days of the Date of Grant, and (iii) in case the Fair Market Value may not be determined in accordance with the provisions of Article 2(f)(i) or (ii), above, upon any factors which the Committee shall deem appropriate consistent with the provisions of Section 422 of the Code.
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                 (g)  "Option" means an option to purchase Common Stock granted under the Plan.

                 (h) "Optionee" means a person to whom an Option, which has not been fully exercised or expired, has been granted under the Plan.

Other terms defined herein shall have the meaning given them in the text of the Plan.

         3.      ADMINISTRATION OF THE PLAN.

                 (a) The Plan shall be administered by Committee of the Board, which shall consist of not less than two disinterested directors of the Company (the "Committee"). For purposes of this Section, a disinterested director is a member of the Board who (a) is not at the time he or she exercises discretion in administering this Plan and has not at any time within one year prior thereto been awarded equity securities of the Company under any plan of the Company or (b) otherwise meets the definition of "disinterested person" as set forth in the rules and regulations promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended. The members of the Committee shall be appointed by, and may be changed from time to time in the discretion of, the Board.

                 (b) The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret, and implement the Plan and any Option Agreements executed pursuant to Section 6, (iii) to prescribe, amend, and rescind rules and regulations relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission, and reconcile any inconsistency in the Plan.

                 (c) The determination of the Committee on all matters relating to the Plan or any Option Agreement shall be conclusive.

                 (d) No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any grant of Options thereunder.

         4. COMMON STOCK SUBJECT TO OPTIONS. The aggregate number of shares of the Company's Common Stock which may be issued upon the exercise of Options granted under the Plan shall not exceed 800,000, subject to adjustment under the provisions of Section 8. The shares of Common Stock to be issued upon the exercise of Options shall be authorized but unissued shares, shares issued and reacquired by the Company, or shares bought on the market for the purposes of the Plan. In the event any Option shall, for any reason, terminate or expire or be surrendered without having been exercised in full, the shares subject to such Option but not purchased thereunder shall again be available for Options to be granted under the Plan.

         5. PARTICIPANTS. All employees of the Company and its Affiliates shall be eligible to participate in the Plan. Grants of Options under the Plan may be made to such officers and executive, managerial, or professional employees ("Key Employees") of the Company or its Affiliates (including directors who are also Key Employees of the Company or its Affiliates), as




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the Committee shall in its sole discretion select.  The Committee may from time to time in its sole discretion determine that any Key Employees shall be ineligible to receive grants of Options under the Plan.

         6. TERMS AND CONDITIONS OF OPTIONS. Any Option granted under the Plan shall be evidenced by an agreement ("Option Agreement") which shall be approved as to form and substance by the Committee, and shall be consistent with the provisions of Section 422 of the Code. Each such Option Agreement shall be executed by an officer of the Company and the applicable Optionee, and shall be subject to the following limitations and conditions:

                 (a) The Committee may grant options under the Plan to purchase Shares to such Key Employees, and in such amounts and subject to such terms and conditions, as the Committee shall from time to time determine in its sole discretion, subject to the terms and provisions of this Plan.

                 (b) The option price per share with respect to each Option shall be determined by the Committee but shall not be less than l00% of the Fair Market Value of a share of the Common Stock on the Date of Grant. In the case of those Optionees owning more than 10% of the combined voting power of all classes of stock of the Company or its Affiliates (as such ownership may be determined for purposes of Section 422(b)(6) of the Code and the Regulations promulgated thereunder) on the Date of Grant, the option price per share with respect to such Option shall be not less than 110% of the Fair Market Value of a share of Common Stock on the Date of Grant.

                 (c) The expiration date of each Option shall be fixed by the Committee, but, notwithstanding any provision of the Plan to the contrary, such expiration date shall not be more than ten years from the Date of Grant or, if such Option is granted to an Optionee owning more than 10% of the combined voting power of all classes of stock of the Company or its Affiliates (as such ownership may be determined for purposes of Section 422(b)(6) of the Code and the Regulations promulgated thereunder) on the Date of Grant, such expiration date shall not be more than five years from the Date of Grant.

                 (d) Each Option shall be exercisable from time to time over a period commencing one year subsequent to the Date of Grant and ending upon the expiration or termination of the Option; provided, however, the Committee may, by the provisions of any Option Agreement, limit the number of shares purchasable thereunder in any period or periods of time during which the Option is exercisable. An Option shall not be exercisable in whole or in part prior to the date of shareholder approval of the Plan.

                 (e) An Option shall be exercisable by the filing of a written notice of exercise with the Company, on such form and in such manner as the Committee shall in its sole discretion prescribe. Any written notice of exercise of an Option shall be accompanied by payment of the full purchase price for the shares being purchased. Such payment shall be made (i) by certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Company), or (ii) with the consent of the Committee, by delivery





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         of previously acquired shares of the Company's common stock having a fair market value (determined as of the date such Option is exercised) equal to all or part of the option price and, if applicable, of a certified or official bank check (or the equivalent thereof acceptable to the Company) for any remaining portion of the option price. As soon as practicable after receipt of such payment, the Company shall, subject to the provisions of Section 9, deliver to the Optionee a certificate or certificates for such shares.

                 (f) No Option shall be transferable or assignable by an Optionee, otherwise than by will or the laws of descent and distribution. During the Optionee's lifetime, each option shall be exercisable only by him. No Option shall be pledged or hypothecated in any way and no Option shall be subject to execution, attachment, or similar process except with the express consent of the Committee.

         7.      TERMINATION OF EMPLOYMENT; DEATH.

                 (a) If an Optionee's employment terminates for any reason, other than the disability of the Optionee (as defined in Section 22(e)(3) of the Code), the Options granted to an Optionee (and not theretofore exercised) shall terminate 90 days after such termination of employment. Such Optionee may, within 90 days after his employment terminates, exercise any Option granted to him to the extent that he is entitled to exercise such Option on the date employment terminated. An Optionee shall be deemed to have terminated employment when he ceases to be employed by the Company and all of its Affiliates. The Committee may in its discretion determine (i) whether any leave of absence constitutes a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on grants of Options under the Plan theretofore made to an Optionee who takes such leave of absence.

                 (b) If an Optionee's employment terminates by reason of disability of the Optionee (as defined in Section 22(e)(3) of the Code), such Optionee may, within one year of the date of termination of employment, exercise any Option granted to him to the extent that he is entitled to exercise such Option on the date his employment terminated.

                 (c) In the event that an Optionee dies while in the employ of the Company or an Affiliate, or during the 90 day period after his employment terminates any Option granted to such Optionee which otherwise could be exercised by such Optionee if living shall be exercisable only by such Optionee's personal representative unless the Optionee's will specifically disposes of such Option, in which case such exercise shall be made only by the recipient of such specific disposition.

                 (d) Notwithstanding the provisions of Sections 7(b) and 7(c), in no event shall any Option be exercisable more than the applicable period set forth in Section 6(c).





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         8.      ADJUSTMENT.

                 (a) In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a recapitalization, reclassification, stock split-up, combination of shares or dividend or other distribution payable in capital stock, appropriate adjustment (if any is required) shall be made by the Committee in the number and kind of shares for the purchase of which Options may be granted under the Plan. In addition, the Committee shall make appropriate adjustments in the number and kind of shares as to which outstanding Options, or portions thereof, then unexercised, shall be exercisable, to the end that the proportionate interest of the holder of the Option shall, to the extent practicable, be maintained as before the occurrence of such event; provided, however, that any Options to purchase fractional shares resulting from any such adjustment shall be eliminated. Such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of the Option with a corresponding adjustment in the Option price per share.

                 (b) In the event of the dissolution or liquidation of the Company, any Option shall terminate as of a date to be fixed by the Committee, provided that not less than 30 days written notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period to exercise his Option as to all or any part of the shares covered thereby which he is otherwise eligible to purchase pursuant to the terms of the Plan and any Option Agreement executed in connection with the grant of the Option.

                 (c) In the event of a Reorganization (as hereinafter defined) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization, then:

                      (i) If there is no plan or agreement respecting the Reorganization ("Reorganization Agreement") or if the Reorganization Agreement does not specifically provide for the change, conversion, or exchange of the shares under outstanding and unexercised Options for securities of another corporation, then the Board shall take such action, and the Options shall terminate as provided in Section 8(b); or

                     (ii) If there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the change, conversion, or exchange of the shares under outstanding and unexercised Options for securities of another corporation, then the Committee shall adjust the shares under such outstanding and unexercised Options (and shall adjust the shares remaining under the Plan which are then available to the Optionee under the Plan, if the Reorganization Agreement makes specific provision thereof) in a manner not inconsistent with the provisions





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                 of the Reorganization Agreement for the adjustment, change, conversion, or exchange of such stock and such Options. The term "Reorganization" as used in this Section 8(c) shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization.

                 (d) Adjustments and determinations under this Section 8 shall be made by the Committee, whose decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding, and conclusive.

         9.      RESTRICTIONS.

                 (a) If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Option, the issuance or purchase of shares or other rights thereunder, or the taking of any other action thereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee. Without limiting the generality of the foregoing, in the event that the Committee shall determine that a Consent is necessary or desirable as a condition of, or in connection with any payment to be made under the Plan, then the Committee shall be entitled to determine not to make any payment whatsoever until such Consent shall have been obtained in the manner described.

                 (b) The term "Consent" as used herein with respect to any Plan Action means (i) any and all listings, registrations, or qualifications in respect thereof upon any securities exchange or under any federal, state, or local law, rule, or regulation, (ii) any and all written agreements and representations by the Optionee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration, or qualification or to obtain an exemption from the requirement that any such listing, qualification, or registration be made, and (iii) any and all consents, clearances, and approvals in respect of a Plan Action by any governmental or other regulatory body.

         10. WITHHOLDING TAXES. Whenever under the Plan shares are to be delivered upon exercise of an Option, the Company shall be entitled to require as a condition of delivery that the Optionee remit an amount sufficient to satisfy all federal, state, and other governmental withholding tax requirements related thereto.

         11. RIGHT OF DISCHARGE RESERVED. Nothing in the Plan or in any Option Agreement shall confer upon any officer, director, employee, or other person the right to continue in the employment or service of the Company or any of its Affiliates or affect any right which the





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Company or any of its Affiliates may have to terminate the employment or service of such officer, director, employee, or other person.

         12. NO RIGHTS AS A STOCKHOLDER. No Optionee or other person exercising an Option shall have any of the rights of a stockholder of the Company with respect to shares subject to an Option until the issuance of a stock certificate to him for such shares. Except as otherwise provided in
Section 8, no adjustment shall be made for dividends, distributions, or other rights (whether ordinary or extraordinary, and whether in cash, securities, or other property) for which the record date is prior to the date such stock certificate is issued.

         13. RESTRICTIONS ON TRANSFERABILITY. Each Optionee or other person exercising an Option may be required by the Committee to enter into a Buy-Sell Agreement with the Company with respect to the shares issued to such person upon the exercise of the Option.

         14. NON-UNIFORM DETERMINATIONS. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Options under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Option Agreements, as to (i) the persons to be granted Options under the Plan, (ii) the terms and provisions of Option Agreements under the Plan, and (iii) the treatment of leaves of absence pursuant to Section 7(a).

         15. USE OF PROCEEDS. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of Options granted under the Plan shall be added to the Company's general funds and used for general corporate purposes.

         16. AMENDMENT, SUSPENSION, AND TERMINATION OF PLAN. The Committee may at any time suspend or terminate the Plan or may amend it from time to time in such respects as the Committee may deem advisable in order that the Options granted thereunder may conform to any changes in the law or in any other respect which the Committee may deem to be in the best interests of the Company; provided, however, that without approval by the shareholders of the Company representing a majority of the voting power, no such amendment shall
(i) except as specified in Paragraph 8, increase the maximum number of shares for which Options may be granted under the Plan, (ii) change the provisions of
Section 6(b) relating to the establishment of the option price, (iii) change the provisions of Section 6(c) relating to the expiration date of each Option,
(iv) materially modify the requirements as to eligibility for participation in the Plan, or (v) extend the term of the Plan beyond the period set forth in
Section 17. No Option may be granted during any suspension or after the termination of the Plan. No amendment, suspension, or termination of the Plan shall, without an Optionee's consent, alter or impair any of the rights or obligations under any Option theretofore granted to such Optionee under the Plan.





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         17.     TERM OF PLAN.

                 (a) The Plan shall become effective upon the approval thereof by the Board; provided, that notwithstanding any other provision of this Plan (i) the Plan shall terminate and all Options thereunder shall be void and of no effect unless the Plan shall be approved by the affirmative votes of the holders of a majority of the shares of stock of the Company present (in person or by proxy) and entitled to vote at a meeting of the stockholders of the Company held for such purpose following such approval by the Committee, or any adjournment of such stockholders' meeting, and (ii) no option shall be exercisable prior to such stockholders' approval.

                 (b) The Plan shall terminate 10 years after the date on which it becomes effective, and no awards shall thereafter be made under the Plan. Notwithstanding the foregoing, all Options granted prior to such date shall remain in effect until such Options have been satisfied or terminated in accordance with the terms and provisions of the Plan.

         18.     MISCELLANEOUS.

                 (a) The provisions of the Plan are intended and should, as necessary, be interpreted to permit all Options granted pursuant to the Plan to qualify as incentive stock options as that term is defined in Section 422 of the Code.

                 (b) The validity, construction, and enforcement of this Agreement shall be governed by the laws of the State of Texas. In the event of a dispute concerning this Agreement, the parties agree that venue lies in a court of competent jurisdiction in Harris County, Texas.

                 (c) The headings contained in this Agreement are for reference purposes only and shall not affect this Agreement in any manner whatsoever. Wherever required by the context, any gender shall include any other gender, the singular shall include the plural, and the plural shall include the singular.

                 (d) In the event of a conflict between the provisions of the Plan and the provisions of an Option Agreement, the provisions of the Plan shall control.





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